EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 5, 33-38208, 33-61846, 33-56535) of
Tech-Sym Corporation of our report dated February 18, 1998, appearing on page 50 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


PRICE WATERHOUSE LLP

Houston, Texas
March 30, 1998